Filed Pursuant to Rule 424(b)(7)

Registration No. 333-179650

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	32,355,584 (1)	$31.47 (2)	$1,018,230,228.48	$116,689.18

(1)	Pursuant to Rule 416 under the Securities Act, we are also registering an indeterminable number of shares of common stock as may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average high and low sales prices of the common stock on the New York Stock Exchange on April 23, 2012.

Prospectus supplement

(To prospectus dated February 23, 2012)

32,355,584 Shares

Colfax Corporation

Common Stock

We originally issued 20,182,293 of the shares of our common stock offered by this prospectus supplement in connection with the financing of our acquisition of Charter International plc (“Charter”). The remaining 12,173,291 shares of our common stock offered by this prospectus supplement constitute the total number of shares of our common stock that are issuable upon conversion of our Series A perpetual convertible preferred stock (“Series A Preferred Stock”) at the initial conversion price. The Series A Preferred Stock was also originally issued in connection with the financing of our acquisition of Charter. All of the shares of common stock offered by this prospectus supplement may be sold from time to time by or on behalf of the selling stockholders named herein. The shares of common stock covered by this prospectus supplement may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders. For more information with respect to the sale of shares of common stock offered by this prospectus supplement, see “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “CFX.” On April 23, 2012, the last reported sale price of our common stock on the New York Stock Exchange was $32.16 per share.

Investing in our common stock involves certain risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 24, 2012.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, the selling stockholders have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, the selling stockholders are not, and any underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operation, and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about the common stock in two separate documents: (1) this prospectus supplement, which describes the specific terms of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in that prospectus and (2) the accompanying prospectus, which provides general information. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You also should read and consider the information in the documents we have referred you to in “Where You Can Find More Information” on page S-16 of this prospectus supplement and page 1 of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to “Colfax,” “we,” “us” and “our” refer to Colfax Corporation and its subsidiaries.

ABOUT THE COMPANY

We are a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands.

We were organized as a Delaware corporation in 1998. Our principal executive offices are located at 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland 20759. Our telephone number is (301) 323-9000. Our corporate website address is www.colfaxcorp.com. Except for the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as described under the “Incorporation by Reference” heading, the information and other content contained on our website are not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider them to be a part of this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves risks, including the risks described in the documents we incorporate by reference herein that are specific to our common stock and those that could affect us and our business. You should not purchase shares of our common stock unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our common stock, you should carefully consider and read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2011, as updated by our Quarterly Reports on Form 10-Q and other SEC filings filed after such annual report.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement or the accompanying prospectus and the documents incorporated by reference herein or therein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding: projections of revenue, profit margins, expenses, tax provisions and tax rates, earnings or losses from operations, impact of foreign exchange rates, cash flows, pension and benefit obligations and funding requirements, synergies or other financial items; plans, strategies and objectives of management for future operations including statements relating to potential acquisitions, compensation plans or purchase commitments; developments, performance or industry or market rankings relating to products or services; future economic conditions or performance; the outcome of outstanding claims or legal proceedings including asbestos-related liabilities and insurance coverage litigation; potential gains and recoveries of costs; assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Further, the forward-looking statements include statements about the expected effects of the acquisition of Charter (the “Charter Acquisition”), the expected benefits from integrating Charter and other benefits associated with the Charter Acquisition, strategic options and all other statements regarding the Charter Acquisition other than historical facts. Forward-looking statements may be characterized by terminology such as “believe,” “anticipate,” “should,” “would,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “targets,” “aims,” “seeks,” “sees” and similar expressions. These statements are based on assumptions and assessments made by our management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the following:

•	risks related to the Charter Acquisition including, but not limited to:

•	risks related to any unforeseen liabilities of Charter;

•	our ability to deliver the expected returns and accretive effects on our earnings within our expected timeframes for such returns, or at all;

•	our ability to successfully integrate Charter;

•	our additional leverage as a result of the Charter Acquisition, which may limit our flexibility in operating our business;

•	covenants made to equity investors in the Charter Acquisition that may limit our flexibility in operating our business; and

•	increased exposure to foreign currency risk;

•	risks associated with our international operations;

•	significant movements in foreign currency exchange rates;

•	changes in the general economy, as well as the cyclical nature of our markets;

•	our ability to accurately estimate the cost of or realize savings from our restructuring programs;

•	availability and cost of raw materials, parts and components used in our products;

•	the competitive environment in our industry;

•	our ability to identify, finance, acquire and successfully integrate attractive acquisition targets;

•	the amount of and our ability to estimate our asbestos-related liabilities;

•	material disruption at any of our significant manufacturing facilities;

•	the solvency of our insurers and the likelihood of their payment for asbestos-related costs;

•	our ability to manage and grow our business and execution of our business and growth strategies;

•	our recent substantial leadership turnover and realignment;

•	our ability and the ability of customers to access required capital at a reasonable cost;

•	our ability to expand our business in our targeted markets;

•	our ability to cross-sell our product portfolio to existing customers;

•	the level of capital investment and expenditures by our customers in our strategic markets;

•	our financial performance;

•	our ability to identify, address and remediate any material weaknesses in our internal control over financial reporting;

•	our ability to achieve or maintain credit ratings and the impact on our funding costs and competitive position if we do not do so; and

•	other risks and factors, listed in Item 1A. Risk Factors in Part I of our Annual Report on Form 10-K for the year ended December 31, 2011.

Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. These forward-looking statements speak only as of the date they are made. We do not assume any obligation and do not intend to update any forward-looking statement except as required by law. See Item 1A. Risk Factors in Part I of our Annual Report on Form 10-K for the year ended December 31, 2011 for a further discussion regarding some of the reasons that actual results may be materially different from those that we anticipate.

SELLING STOCKHOLDERS

The following table sets forth the total number of shares of our common stock held by each selling stockholder as of the date of this prospectus supplement and the number of shares of our common stock of each selling stockholder offered by this prospectus supplement. The term “selling stockholder” also includes persons who obtain common stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction. No estimate can be given as to the number of shares of our common stock that each selling stockholder will own after the sale of any shares under this prospectus supplement, because the selling stockholders may offer all, some or none of their respective shares.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that each beneficially owns, subject to applicable community property laws.

Name	Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Common Stock Outstanding (2)	Number of Shares of Common Stock to Be Offered
BDT CF Acquisition Vehicle, LLC (3)	26,930,236	(4)	25.4%	26,930,236
Markel Corporation (5)	1,085,070		1.2%	1,085,070
Mitchell P. Rales (6)	11,340,749	(7)	12.1%	2,170,139
Steven M. Rales (8)	11,315,749	(9)	12.1%	2,170,139
Total	50,671,804		47.8%	32,355,584

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of the date of this prospectus supplement are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This information has been obtained from the selling stockholders, and we have not independently verified this information.
(2)	Based on 93,798,302 shares of common stock outstanding on April 20, 2012 plus shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of the date of this prospectus supplement.
(3)	Pursuant to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), BDT CF Acquisition Vehicle, LLC, a Delaware limited liability company (the “BDT Investor”), has consent rights over certain corporate actions, including (i) mergers, consolidations or similar transactions exceeding specified thresholds and (ii) the election of anyone other than Mitchell P. Rales as Chairman of our Board of Directors, for so long as the BDT Investor beneficially owns at least 50% of the Series A Preferred Stock, and the right to appoint up to two members of our Board of Directors depending on its beneficial ownership of our securities from time to time. See the sections entitled “Common Stock” and “Preferred Stock—Series A Perpetual Convertible Preferred Stock—Voting Rights” under the heading “Description of Capital Stock” for more information. In addition, San W. Orr, III, the Chief Operating Officer of BDT Capital Partners, LLC, the ultimate parent company of the BDT Investor, is a member of our Board of Directors. Further, BDT & Company, LLC, an entity under common control with the BDT Investor, served as our financial advisor and placement agent in connection with the Charter Acquisition. BDT & Company, LLC is a registered broker-dealer. The BDT Investor acquired its shares of our common stock and Series A Preferred Stock in the ordinary course of business and at the time of the acquisition of such shares did not have any arrangements or understandings with any person to distribute the securities.
(4)	Beneficial ownership amount and nature of ownership as reported on Schedule 13D and Amendment No. 1 to Schedule 13D filed with the SEC on January 23, 2012 and February 28, 2012, respectively, by (i) BDT Capital Partners, LLC, a Delaware limited liability company (“BDT CP”), (ii) BDTCP GP I, LLC, a Delaware limited liability company (“BDTCP GP I”), (iii) the BDT Investor, (iv) Byron D. Trott, and (v) BDTP GP, LLC, a Delaware limited liability company (“BDTP”). Byron D. Trott is the sole member of BDTP, which is the managing member of BDT CP. BDT CP is the manager of BDTCP GP I, which is the manager of the BDT

Investor. Each of BDTP and Mr. Trott expressly disclaims beneficial ownership of all shares held by the BDT Investor. The BDT Investor is the holder of 14,756,945 shares of our common stock and 13,877,552 shares of our Series A Preferred Stock, which Preferred Stock is initially convertible into 12,173,291 shares of common stock.

(5)	Thomas S. Gayner, a member of our Board of Directors, is the President and Chief Investment Officer of Markel Corporation (“Markel”).
(6)	Mitchell P. Rales is Chairman of our Board of Directors.
(7)	The total number of shares of common stock beneficially owned by Mitchell P. Rales is 11,340,749. 11,296,361 shares are held directly by Mitchell P. Rales, 19,388 are held by Capital Yield Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders, and 25,000 shares are held by his spouse.
(8)	Steven M. Rales is the brother of Mitchell P. Rales.
(9)	The total number of shares of common stock beneficially owned by Steven M. Rales is 11,315,749. 11,296,361 shares are held directly by Steven M. Rales and 19,388 are held by Capital Yield Corporation, of which Mitchell P. Rales and Steven M. Rales are the sole stockholders.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

PLAN OF DISTRIBUTION

Resales by Selling Stockholders

We are registering the shares of common stock on behalf of the selling stockholders pursuant to the terms of registration rights agreements we entered into with each of the BDT Investor, Mitchell P. Rales, Steven M. Rales and Markel on January 24, 2012 in connection with the financing of our acquisition of Charter. We filed each of these registration rights agreements with the SEC on January 30, 2012, and they are herein incorporated by reference.

Any or all of the selling stockholders may offer the shares of common stock from time to time, either in increments or in a single transaction. The selling stockholders may also decide not to sell all the shares of common stock they are allowed to sell under this prospectus supplement. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The term “selling stockholders” also includes persons who obtain common stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.

Types of Sale Transactions

The selling stockholders may sell the shares of common stock offered by this prospectus supplement at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Sales of shares of our common stock by the selling stockholders may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):

•	through New York Stock Exchange or any other securities exchange that quotes the common stock;

•	in the over-the-counter market;

•	in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);

•	in short sales (sales of shares completed by delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock;

•	in a combination of any of the above transactions; or

•	any other method permitted pursuant to applicable law.

Selling stockholders may enter into hedging transactions from time to time in which a selling stockholder may:

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enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholder to close out its short positions;

•	sell common stock short itself and redeliver shares offered by this prospectus supplement to close out its short positions or to close out stock loans incurred in connection with its short positions;

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enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus supplement; or

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loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus supplement.

Selling stockholders may use broker-dealers or other persons to sell their shares in transactions that may include one or more of the following:

•	a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of the shares of common stock by the selling stockholder, or the securities firm may purchase shares of our common stock from the selling stockholder as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.

The selling stockholders and any agent, broker or dealer that participates in sales of common stock offered by this prospectus supplement may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

Instead of selling shares of common stock under this prospectus supplement, the selling stockholders may sell shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available.

Regulation M

We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of common stock.

Indemnification

We have agreed to indemnify selling stockholders against certain liabilities arising under the Securities Act from sales of common stock. The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of common stock against liabilities arising under the Securities Act from sales of common stock.

Effectiveness of Registration Statement

Under the registration rights agreements, we will use our reasonable best efforts to keep the registration statement of which this prospectus supplement is a part effective until the earlier of (1) the date as of which all of the registrable securities have been sold pursuant to the registration statement of which this prospectus supplement is a part or another registration statement filed under the Securities Act and (2) the date as of which all holders of registrable securities may sell their registrable securities under Rule 144 of the Securities Act without any limitation as to volume (or a holder can sell all of its registrable securities in a three-month period) or other restrictions on transfer under Rule 144.

We are permitted to suspend the use of this prospectus supplement not more than twice in any 12-month period if our Board of Directors has determined in good faith such use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing or any material transaction under consideration by us or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect us. Such suspensions shall be for a reasonable period of time not to exceed 90 days.

Expenses of this Offering

We have agreed to pay expenses incurred in connection with the registration and sale of the shares of common stock covered by this prospectus supplement, including, among other things, all registration and filing fees (including SEC, New York Stock Exchange and blue sky registration and filing fees), printing expenses, the fees and disbursements of our outside counsel and independent accountants, and the reasonable fees and disbursements of one counsel for each of the selling stockholders or his or its permitted transferees, but excluding any other expenses of the selling stockholders or underwriting commissions.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our Certificate of Incorporation, Amended and Restated Bylaws (the “Bylaws”) and Certificate of Designations of Series A Preferred Stock (the “Series A Certificate of Designations”) are summaries and are qualified by reference to the Certificate of Incorporation, Bylaws and Series A Certificate of Designations.

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. As of April 20, 2012, there were 93,798,802 shares of common stock and 13,877,552 shares of Series A Preferred Stock outstanding.

Common Stock

Subject to the rights of the holders of any series of preferred stock (including the Series A Preferred Stock), the holders of shares of common stock are entitled to one vote per share held on all matters submitted to a vote at a meeting of stockholders. Each stockholder may exercise its vote either in person or by proxy. Subject to any preferences to which holders of shares of preferred stock (including Series A Preferred Stock) may be entitled, the holders of outstanding shares of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event that we liquidate, dissolve or wind up, the holders of outstanding shares of common stock are entitled to share ratably in all of our assets which are legally available for distribution to stockholders, subject to the prior rights on liquidation of creditors and to preferences, if any, to which holders of shares of preferred stock (including the Series A Preferred Stock) may be entitled. The holders of outstanding shares of common stock do not have any preemptive, subscription, redemption or sinking fund rights. The outstanding shares of common stock are, and upon issuance and sale as contemplated hereby the shares to be issued in the offering will be, duly authorized, validly issued, fully paid and nonassessable.

The BDT Investor has the right to exclusively nominate for election to our Board of Directors and certain of its committees:

•	two of 11 directors for so long as the BDT Investor and certain permitted transferees beneficially own, in the aggregate, more than 20% of our outstanding common stock; and

•	one of 10 directors for so long as the BDT Investor and certain permitted transferees beneficially own, in the aggregate, equal to or less than 20% but more than 10% of our outstanding common stock;

in each case calculated in accordance with our Certificate of Incorporation and subject to applicable law and New York Stock Exchange Listed Company Manual rules. In addition, for so long as the BDT Investor and certain permitted transferees beneficially own, in the aggregate, more than 10% of our outstanding common stock, the written consent of the BDT Investor is required to alter, amend or repeal the provisions of Article 5.1 of the Certificate of Incorporation, which sets forth the authorized number of members of the Board of Directors and the BDT Investor’s nomination rights in respect of members of the Board of Directors.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock, in one or more series and containing the rights, privileges and limitations, including dividend rights, voting rights, conversion privileges, redemption rights, liquidation rights or sinking fund rights, as may from time to time be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or other matters as the Board of Directors deems to be appropriate. In the event that any shares of preferred stock shall be issued, a certificate of designation, setting forth the series of the preferred stock and the relative rights, privileges and limitations with respect thereto, is required to be filed with the Secretary of State of Delaware. The effect of having preferred stock authorized is that our Board of Directors alone, within the bounds of and subject to the federal securities laws and Delaware law, may be able to authorize the issuance of preferred stock, which may adversely affect the voting and other rights of holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change in control of our company.

Series A Perpetual Convertible Preferred Stock

On January 24, 2012, we filed the Series A Certificate of Designations with the Secretary of State of Delaware. The Series A Preferred Stock is convertible into shares of common stock and carries certain preferred voting, dividend, liquidation, pre-emptive and other rights.

Voting Rights

Each share of Series A Preferred Stock entitles its holder to vote on all matters submitted to the holders of the common stock, voting together as a single class. Each share of Series A Preferred Stock entitles its holder to cast the number of votes equal to the number of votes which could be cast by a holder of the shares of common stock into which such holder’s share of Series A Preferred Stock is convertible as of the record date of the relevant vote. In addition, the affirmative vote or consent of more than 50% of the shares of Series A Preferred Stock, voting separately as a class, is required to approve any

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amendment of the Certificate of Incorporation, the Bylaws, the Series A Certificate of Designations or any document amendatory or supplemental thereto that would adversely affect the rights of the Series A Preferred Stock or

•	other action for which a vote of the Series A Preferred Stock, voting separately as a class, is required by law.

The BDT Investor has consent rights over certain corporate actions, including mergers, consolidations or similar transactions exceeding specified thresholds, and the election of anyone other than Mitchell P. Rales as Chairman of the Board of Directors, for so long as the BDT Investor beneficially owns at least 50% of the Series A Preferred Stock and the right to appoint up to two members of our Board of Directors depending on its beneficial ownership of our securities from time to time.

Conversion; Redemption

Pursuant to the Series A Certificate of Designations, the Series A Preferred Stock is convertible, in whole or in part, at the option of the holders thereof at any time after the date the shares of Series A Preferred Stock are issued into fully paid and nonassessable shares of common stock at a conversion rate determined by dividing the liquidation preference (defined as $24.50, subject to customary anti-dilution adjustments, the “Liquidation Preference”) by a number equal to 114% of the Liquidation Preference, subject to adjustment as set forth in the Series A Certificate of Designations (the “Conversion Rate”). The initial conversion price of the Series A Preferred Stock is $27.93, which is subject to adjustment in customary circumstances. At the initial conversion price, the 13,877,552 shares of Series A Preferred Stock issued to the BDT Investor are convertible into 12,173,291 shares of common stock. The Series A Preferred Stock is also convertible, in whole or in part, at our option on or after the third anniversary of the issuance of the shares of Series A Preferred Stock into shares of common stock at the Conversion Rate if, among other things:

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for the preceding thirty trading days, the closing price of our common stock on the New York Stock Exchange exceeds 133% of the applicable conversion price, calculated by dividing the Liquidation Preference by the then-applicable Conversion Rate; and

•	we have declared and paid or set apart for payment all accrued but unpaid dividends on the Series A Preferred Stock.

In the event of conversion of only part of the outstanding shares of the Series A Preferred Stock, the shares to be redeemed shall be selected pro rata. We are required to reserve a sufficient number of shares of our authorized common stock for the purpose of effecting the conversion of all outstanding Series A Preferred Stock.

In addition, we have the option to redeem all (but not less than all) of the outstanding Series A Preferred Stock under certain circumstances in return for a cash payment equal, on a per share basis, to the greater of (i) the Liquidation Preference and (ii) the U.S. dollar amount equal to the Liquidation Preference divided by the Conversion Rate.

Preferred Dividend and Liquidation Rights; Ranking

Under the terms of the Series A Preferred Stock set forth on the Series A Certificate of Designations, holders are entitled to receive cumulative cash dividends, payable quarterly, at a per annum rate of 6% of the Liquidation

Preference, provided that the dividend rate shall be increased to a per annum rate of 8% if we fail to pay the full amount of any dividend required to be paid on such shares until the date that full payment is made. Neither we nor our subsidiaries shall declare or pay any dividends or other distributions in respect of the common stock or any other class of our stock ranking lower than the Series A Preferred Stock with respect to dividends and distributions (“Junior Stock”), unless all accrued but unpaid dividends have been declared and paid (or sums have been set apart for payment) on the Series A Preferred Stock. If any dividend or distribution in respect of common stock or other class of Junior Stock is made, the Series A Preferred Stock will share proportionately in such dividends (i) if such Junior Stock is common stock or convertible into common stock, in accordance with the number of shares of common stock issuable upon conversion of the Series A Preferred Stock calculated as of the record date for such dividend or distribution or (ii) if such Junior Stock is not common stock or convertible into common stock, as otherwise determined in good faith by our Board of Directors to be equitable under the circumstances.

Holders are also entitled, upon liquidation, dissolution or winding-up of our company, to receive payment out of the assets of the company legally available equal to the greater of (i) the Liquidation Preference or (ii) the amount such holder would have received had each share of Series A Preferred Stock been converted into common stock immediately prior to the liquidation, dissolution or winding-up before any distribution is made to the holders of common stock or other capital stock ranking junior or subordinated to the Series A Preferred Stock with respect to the payment of dividends or distributions. Prior to the conversion or redemption or retirement and cancellation of all shares of the Series A Preferred Stock, we may not issue any capital stock ranking equal or senior to the Series A Preferred Stock with respect to the payment of dividends or distributions, or authorize any additional shares of Series A Preferred Stock.

Pre-emptive Rights

For a period of 24 months following the issuance of the Series A Preferred Stock, holders of such stock are entitled to pre-emptive rights to subscribe for additional shares of common stock in the event we wish to issue any shares of capital stock or securities convertible into or exchangeable for our capital stock at a price less than the Liquidation Preference to any person (a “Dilutive Issuance”). If a Dilutive Issuance occurs on or prior to the date that is 270 days after the issuance of the Series A Preferred Stock, then holders of such stock are entitled to subscribe for a number of new shares of common stock equal to the proportion of outstanding common stock beneficially owned by the holder and certain permitted transferees (on a fully diluted basis) at the same price and on the same terms and conditions as the Dilutive Issuance. If a Dilutive Issuance occurs after such date, but within the 24-month-period following the issuance of the Series A Preferred Stock, then holders of such stock are entitled to subscribe for a number of new shares of common stock that is double the proportion of outstanding common stock beneficially owned by the holder and certain permitted transferees (on a fully diluted basis) at the same price and on the same terms and conditions as the Dilutive Issuance.

The foregoing pre-emption rights do not apply to (i) issuances pursuant to any employee, director or consultant benefit plan, (ii) the issuance of common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date of issuance of the Series A Preferred Stock, (iii) a sub-division of the outstanding shares of common stock into a larger number of shares of common stock and (iv) the issuance of capital stock as consideration for a merger, acquisition, joint venture, strategic alliance or similar non-financing transaction.

Registration Rights Agreements

On January 24, 2012, we entered into registration rights agreements (the “Registration Rights Agreements”) with each of the BDT Investor, Mitchell P. Rales, Steven M. Rales and Markel (collectively, the “Investors”) in connection with the issuance and sale of (i) 14,756,945 shares of common stock and 13,877,552 shares of newly created Series A Preferred Stock to the BDT Investor, (ii) 2,170,139 shares of common stock to Mitchell P. Rales, (iii) 2,170,139 shares of common stock to Steven M. Rales and (iv) 1,085,070 shares of common stock to Markel Corporation, for aggregate consideration of $805 million on that date (the “Investments”). The Investors have registration rights under the Registration Rights Agreements in connection with the Investments as follows:

Shelf Registration and Demand Registration

The Investors have shelf registration rights under the Registration Rights Agreements. No later than three months after January 24, 2012, we must file a registration statement covering the resale of the shares of common stock and the shares of common stock issuable upon conversion of the Series A Preferred Stock (“Registrable Securities”).

We satisfied this requirement in part by filing a shelf registration statement on Form S-3 on February 23, 2012, and this prospectus supplement fully satisfies this requirement. If we do not maintain the effectiveness of the shelf registration statement, the Investors each may require us to register the number of Registrable Securities beneficially owned by such Investor or any permitted transferee of Registrable Securities under the Securities Act, subject to certain limitations.

Piggyback Registration

If at any time we have determined to register any of our equity securities, with certain exceptions, we will give the Investors notice of such registration and include in such registration all securities held by the Investor or any permitted transferee of Registrable Securities, included by such persons in a written request, subject to certain customary cut-backs.

Expenses

We will pay all fees and expenses in connection with the registration rights set forth above, including the reasonable fees or disbursements of one counsel for each of the Investors or his or its permitted transferees, as selling holders of the Registrable Securities, but excluding any other expenses of the selling holders or underwriting commissions.

Indemnification

Subject to certain qualifications and limitations, we will indemnify each of the Investors and any permitted transferee of Registrable Securities and their officers, directors, employees and each underwriter and certain related parties for losses they incur as a result of acts or omissions by us or our subsidiaries in connection with any such registration.

Registrable Shares of Common Stock

Shares cease to be Registrable Securities when (i) a registration statement with respect to the sale by the holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144 under the Securities Act or are able to be sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force, but not Rule 144A) without volume, manner of sale or notice limitations or requirements or (iii) they shall have ceased to be outstanding.

Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:

•	before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines business combination to include the following:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 defines an “interested stockholder” as:

•	any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation; and

•	any entity or person affiliated with or controlling or controlled by the entity or person.

Although the BDT Investor holds more than 25% of our outstanding voting stock, this provision of Delaware law does not apply to it.

The application of Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt we do not approve, even if a change in control would be beneficial to the interests of our stockholders.

Certificate of Incorporation and Bylaws Provisions

Majority Voting Provisions for Director Elections

Under our Bylaws, election of directors will be by a majority of votes cast, or a plurality in the event that, as of the tenth day preceding the day notice of the meeting at which directors are to be elected has been mailed to stockholders, the number of director nominees exceeds the number of directors to be elected. A director who fails to achieve a majority of votes cast in an uncontested election will be required to offer irrevocably to resign from the Board of Directors, and the remaining directors will determine whether to accept the resignation. Vacancies created by resignations or otherwise may be filled by vote of the remaining directors.

Number of Directors; Removal; Filling Vacancies

Our Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors comprising the entire Board of Directors will be fixed from time to time by action of not less than a majority of the directors then in office. The number may not be less than three or more than nine, unless approved by action of not less than two-thirds of the directors then in office. In addition, the Bylaws provide that, subject to any rights of holders of preferred stock, newly created directorships resulting from an increase in the authorized number of directors or vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal of directors or any other cause may be filled only by the Board of Directors (and not by the stockholders unless there are no directors then in office), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Accordingly, the Board of Directors could prevent any stockholder from enlarging the Board and filling the new directorships with that stockholder’s own nominees.

Limitation on Special Meeting; No Stockholder Action by Written Consent

The Certificate of Incorporation and the Bylaws provide that (subject to the rights, if any, of holders of any class or series of preferred stock then outstanding) (i) only the chairman of the Board or a majority of the Board of Directors will be able to call a special meeting of stockholders; (ii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board of Directors; and (iii) stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration by the stockholders of stockholder proposals over the opposition of the Board of Directors, except at an annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as director, or to bring other business before an annual meeting of our stockholders.

This procedure provides that, subject to the rights of any holders of preferred stock, only persons who are nominated by or at the direction of the Board of Directors, any committee appointed by the Board of Directors, or by a stockholder who has given timely written notice to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors. The procedure provides that at an annual meeting only that business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors, any committee appointed by the Board of Directors, or by a stockholder who has given timely written notice to our secretary of the stockholder’s intention to bring that business before the meeting. Under the procedure, to be timely, notice of stockholder nominations or proposals to be made at an annual or special meeting generally must be received by the secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (although under certain circumstances the notice period may differ). A stockholder’s notice proposing to nominate a person for election as director must contain specific information about the nominating stockholder and the proposed nominee. A stockholder’s notice relating to the conduct of business other than the nomination of directors must contain specific information about the business and about the proposing stockholder. If the chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the procedure, the person will not be eligible for election as a director, or the business will not be conducted at the meeting, as the case may be.

By requiring advance notice of nominations by stockholders, this procedure affords our Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders about his qualifications. By requiring advance notice of other proposed business, the procedure also provides a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Board of Directors, provides the Board of Directors with an opportunity to inform stockholders, prior to the meetings, of any business proposed to be conducted at the meetings, together with any recommendations as to the Board’s position regarding action to be taken with respect to the business, so that stockholders can better decide whether to attend the meeting or to grant a proxy regarding the disposition of the business.

Although the Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, if the proper advance notice procedures are not followed, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us or our stockholders.

Limitation of Liability of Directors

Our Bylaws provide that we must indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services provided to us, which may include services in connection with takeover defense measures. These provisions may have the effect of preventing changes in our management. See “—Limitation of Liability and Indemnification.”

Limitation of Liability and Indemnification

Our Certificate of Incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving wrongful acts, such as:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law; or

•	any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Our Bylaws require us to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law. We may limit the extent of this indemnification by individual contracts with our directors and executive officers. Furthermore, we may decline to indemnify any director or executive officer in connection with any proceeding initiated by any director or executive officer or any proceeding by any director or executive officer against us or our directors, officers, employees or other agents, unless indemnification is expressly required to be made by law or the proceeding was authorized by our Board of Directors.

We have entered into agreements with our directors and certain of our executive officers to give the directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our Bylaws and to provide additional procedural protections.

At present, there is no pending litigation or proceeding involving a director, officer or employee of our company for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

We have the power to indemnify our other officers, employees and other agents, as permitted by Delaware law, but we are not required to do so. We have directors’ and officers’ liability insurance.

Transfer Agent and Registrar

Registrar and Transfer Company is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “CFX.”

VALIDITY OF THE COMMON STOCK

Gibson, Dunn & Crutcher LLP will pass upon the validity of the common stock.

EXPERTS

The consolidated financial statements of Colfax Corporation appearing in Colfax Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2011 (including schedules appearing therein), and the effectiveness of Colfax Corporation’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Charter International plc appearing in Colfax Corporation’s Proxy Statement filed with the SEC on December 19, 2011 have been audited by PricewaterhouseCoopers LLP, independent auditor, as set forth in their report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of PricewaterhouseCoopers LLP pertaining to such financial statements as of the date given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-179650) with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, DC 20549, and you may obtain copies from the SEC at prescribed rates.

Statements contained in this prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

We also make our annual, quarterly and current reports, proxy statements and other information available free of charge on our investor relations website, http://ir.colfaxcorp.com, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at http://ir.colfaxcorp.com. You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 23, 2012 (File No. 001-34045), including the portions of our Proxy Statement filed with the SEC on April 13, 2012 (File No. 001-34045) incorporated by reference therein;

•	Our Current Reports on Form 8-K filed with the SEC on January 5, 2012, January 6, 2012, January 17, 2012, January 30, 2012, February 24, 2012, March 5, 2012 and March 14, 2012 (File No. 001-34045);

•

The Consolidated Financial Statements of Charter International plc and the Colfax Corporation Unaudited Pro Forma Condensed Combined Financial Information in our Proxy Statement filed with the SEC on December 19, 2011 (File No. 001-34045);

•

The description of our common stock, par value $0.001 per share, contained in the Registration Statement on Form 8-A registration statement, filed with the SEC on May 5, 2008 (File No. 001-34045), registering our common stock pursuant to Section 12(b) of the Exchange Act, including any and all amendments and reports filed under Section 13(a) or 15(d) of the Exchange Act for the purpose of updating such description; and

•

Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and before the termination of this offering; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus supplement, if such person makes a written or oral request directed to:

Colfax Corporation

ATTN: Corporate Secretary

8170 Maple Lawn Boulevard, Suite 180

Fulton, Maryland 20759

(301) 323-9000

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with other information.

PROSPECTUS

COLFAX CORPORATION

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell our senior or subordinated debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The senior or subordinated debt securities may consist of debentures, notes or other types of debt. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “CFX.” The senior or subordinated debt securities, preferred stock, warrants and purchase contracts may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 8170 Maple Lawn Boulevard, Suite 180, Fulton, Maryland 20759. Our telephone number is (301) 323-9000.

Investing in our securities involves certain risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 23, 2012

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, DC 20549, and you may obtain copies from the SEC at prescribed rates.

Statements contained in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

We also make our annual, quarterly and current reports, proxy statements and other information available free of charge on our investor relations website, http://ir.colfaxcorp.com, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at http://ir.colfaxcorp.com. You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “registrant,” “we,” “us,” and “our” refer to Colfax Corporation and its subsidiaries.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on February 23, 2012 (File No. 001-34045);

•	Our Current Reports on Form 8-K filed with the SEC on January 5, 2012, January 6, 2012, January 17, 2012 and January 30, 2012 (File No. 001-34045);

•	Our Proxy Statement filed on April 15, 2011 (File No. 001-34045);

•

The Consolidated Financial Statements of Charter International plc and the Colfax Corporation Unaudited Pro Forma Condensed Combined Financial Information in our Proxy Statement filed with the SEC on December 19, 2011 (File No. 001-34045);

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•

The description of our common stock, par value $0.001 per share, contained in the Registration Statement on Form 8-A registration statement, filed with the SEC on May 5, 2008 (File No. 001-34045), registering our common stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, including any and all amendments and reports filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 for the purpose of updating such description; and

•

Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Colfax Corporation

ATTN: Corporate Secretary

8170 Maple Lawn Boulevard, Suite 180

Fulton, Maryland 20759

(301) 323-9000

You should rely only on the information incorporated by reference or provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with other information.

2

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders. Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include repayment of debt, acquisitions, additions to working capital and capital expenditures.

R ATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges and our historical ratios of earnings to fixed charges and dividends on preferred stock for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Years Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	3.65x	4.37x	4.68x	1.44x	6.06x
Ratio of earnings to fixed charges and dividends on preferred stock	3.65x	4.37x	4.68x	1.15x	2.70x

Earnings available for fixed charges represent income before income taxes and fixed charges before dividends on preferred stock. Fixed charges represent interest expense, including amortization of deferred financing costs, the interest portion of rental payment and, in the case of the ratios of earnings to fixed charges and dividends on preferred stock, dividends on preferred stock.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units that may be offered under this prospectus.

Any senior debt securities offered under this prospectus will be governed by a senior debt indenture, and any subordinated debt securities offered under this prospectus will be governed by a subordinated debt indenture. The forms of both indentures have been filed as exhibits hereto.

S ELLING SECURITY HOLDERS

We will set forth information about selling security holders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Colfax Corporation appearing in Colfax Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2011 (including schedules appearing therein), and the effectiveness of Colfax Corporation’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

3

The consolidated financial statements of Charter International plc appearing in Colfax Corporation’s Proxy Statement filed with the SEC on December 19, 2011 have been audited by PricewaterhouseCoopers LLP, independent auditor, as set forth in their report thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of PricewaterhouseCoopers LLP pertaining to such financial statements as of the date given on the authority of such firm as experts in accounting and auditing.

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32,355,584 Shares

Common Stock

Prospectus Supplement

April 24, 2012